Exhibit 1.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 12, 2025, is by and among BOWMAN CONSULTING GROUP LTD., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower party from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of May 2, 2024 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 New Definitions. The following definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“First Amendment Closing Date” means March 12, 2025.

1.2 Amendment to Definition of Arranger. The definition of Arranger set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Arranger” means collectively (i) BofA Securities, Inc., in its capacity as joint lead arranger and sole bookrunner, and (ii) TD Bank, N.A., in its capacity as joint lead arranger.

1.3 Amendment to Definition of Revolving Commitment. The definition of Revolving Commitment set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01 or Section 2.16, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitment of all of the Revolving Lenders on the First Amendment Closing Date shall be $140,000,000.

1.4 Amendment to Schedule 1.01(b). Schedule 1.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Commitments and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentage (Revolving Loans)
Bank of America, N.A.	$80,000,000	57. 142857143%
TD Bank, N.A.	$60,000,000	42. 857142857%

Total:	$140,000,000	100%

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1 Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Lenders and the Administrative Agent.

(b) Fees and Expenses.

(i) The Administrative Agent shall have received from the Borrower, for the account of each Lender that executes and delivers a signature page hereto to the Administrative Agent an amendment fee in an amount equal to $100,000.

(ii) The Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the

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consummation of the transactions contemplated hereby and Troutman Pepper Locke LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(c) Legal Opinion. The Administrative Agent shall have received an opinion or opinions of counsel for the Loan Parties, dated the Amendment Effective Date and addressed to the Administrative Agent and the Lenders which shall be in form and substance satisfactory to the Administrative Agent.

(d) Resolutions. The Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Amendment Effective Date signed by a Responsible Officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the increase of the Revolving Commitment.

(e) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III

MISCELLANEOUS

3.1 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2 Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

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(d) The representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g) The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3 Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.4 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6 Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7 Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

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3.9 No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12 General Release. In consideration of the Administrative Agent’s willingness to enter into this Amendment, on behalf of the Lenders, each Loan Party hereby releases and forever discharges the Administrative Agent, the L/C Issuer, the Swingline Lender, the Lenders and the Administrative Agent’s, the L/C Issuer’s, the Swingline Lender’s, and the Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

3.13 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	BOWMAN CONSULTING GROUP LTD

	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer

GUARANTORS:	BOWMAN NORTH CAROLINA LTD.

	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer

BOWMAN REALTY CONSULTANTS LLC

	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer

MCMAHON ASSOCIATES, INC.

	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer

PROJECT DESIGN CONSULTANTS, LLC.

	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer

[Signature page to First Amendment to Credit Agreement]

RICHTER & ASSOCIATES, A BOWMAN COMPANY LLC

By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer

BOWMAN FIRE & LIFE SAFETY, INC.

By:	/s/ Rita D. Fisher
Rita D. Fisher
President

BOWMAN GULF COAST LLC

By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer

BOWMAN INFRASTRUCTURE ENGINEERS LTD.

By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer

BLANKINSHIP & ASSOCIATES, INC.

By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer

[Signature page to First Amendment to Credit Agreement]

HESS-ROUNTREE, INC.

By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer

HIGH MESA, A BOWMAN COMPANY

By:	/s/ Bruce Labovitz
Bruce Labovitz
Treasurer

SPEECE LEWIS ENGINEERS, LLC

By:	/s/ Gary Bowman
Gary Bowman
Chief Executive Officer

SURDEX CORPORATION

By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer

[Signature page to First Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

	By:	/s/ Holver Rivera
Holver Rivera
Senior Vice President

[Signature page to First Amendment to Credit Agreement]

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Lender

	By:	/s/ Holver Rivera
Holver Rivera
Senior Vice President

[Signature page to First Amendment to Credit Agreement]

TD BANK, N.A., in its capacity as Lender

By:	/s/ Ge-Mar Boothe
Name:	Ge-Mar Boothe
Title:	Managing Director

[Signature page to First Amendment to Credit Agreement]